UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2022

SAKER AVIATION SERVICES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52593	87-0617649
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 South Street, Pier 6 East River, New York, NY 10004
(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code): (212) 776-4046
_____________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01         Entry into a Material Definitive Agreement.

On September 27, 2022, FBO Air-Garden City, Inc., (“FBO GCK”) a wholly owned subsidiary of Saker Aviation Services, Inc. (the “Company”) entered into a FBO Transfer Agreement (the “Agreement”) with Crosby Flying Services, LLC (the “Buyer”) pursuant to which FBO GCK agreed (i) to sell to the Buyer substantially all of its assets (the “Assets”) and none of its liabilities, and (ii) to a seven year non-competition covenant (the Non-Compete”) whereby the Company, including its subsidiaries and affiliates, will not engage in any business involving the operation of a fixed based operation supplying aviation fuels and lubricants or the supply of other goods or provision of services typically supplied or performed at fixed base operations at airports at any facility located within one hundred (100) miles of the Garden City Regional Airport in Garden City, Kansas (the “Airport”), for $1.6 million (the “Purchase Price”).

At the closing of this transaction (“Closing Date”) the Buyer will pay 90% of the Purchase Price in cash, subject to certain closing adjustments. The remainder of the Purchase Price will be paid in cash upon the first anniversary of the Closing Date subject to FBO GCK’s and the Company’s compliance with the Non-Compete. Also on the Closing Date, certain leasehold interests held by FBO GCK at the Airport will be terminated and new leases will be entered into by the Buyer.

Closing of this transaction is contingent upon the Buyer receiving the consent of the city of Garden City, Kansas, to enter into new leasehold interests for the Airport, consents from counterparties to certain contracts of FBO GCK being assumed by the Buyer, the satisfaction of Buyer’s due diligence of the assets of FBO GCK, and certain other customary closing conditions. Closing is expected to occur by October 31, 2022, after which either party can terminate the Agreement if closing has not occurred.

The Agreement contains customary representations and warranties, covenants, agreements and indemnification obligations of FBO GCK and the Buyer. The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	FBO Transfer Agreement between FBO Air-Garden City Inc. and Crosby Flying Services, LLC dated September 27, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will furnish a copy of any omitted schedule or similar attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2022		SAKER AVIATION SERVICES, INC.

	By:	/s/ Samuel Goldstein
Samuel Goldstein
President and Chief Executive Officer